Exhibit 10.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance	Void after
September 5, 2018	January 1, 2023

MULBERRY HEALTH INC.

WARRANT TO PURCHASE SHARES OF PREFERRED STOCK

This Warrant is issued to True North Health, Inc. or its assigns (the “Holder”) by Mulberry Health Inc., a Delaware corporation (the “Company”), in consideration of the premises and mutual promises made to the Company and/or its affiliates in that certain Provider Agreement, dated January 1, 2014, as amended (the “Provider Agreement”).

1. Purchase of Shares.

(a) Number of Warrant Shares. Subject to the terms and conditions set forth herein, the Holder shall be entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to 1,250,000 shares of the Company’s Series A9 Preferred Stock (the “Warrant Shares”).

(b) Vesting of Warrant Shares. This Warrant shall vest and become exercisable (during the Exercise Period (as defined below), unless earlier terminated or voided) with respect to (i) 416,666 Warrant Shares on November 1, 2018, (ii) an additional 416,667 Warrant Shares on January 1, 2020, and (iii) an additional 416,667 Warrant Shares on January 1, 2021 (each of (i) through (iii), a “Vesting Date”), subject to, as of each such Vesting Date, (A) the absence of any uncured material breach of the Provider Agreement by Northwell (as defined in the Provider Agreement) of its obligations under the Provider Agreement, and (B) the Provider Agreement being in full force and effect as of such Vesting Date. If, on any such Vesting Date, any of the aforementioned conditions are not fulfilled, then the Warrant shall not become exercisable with respect to the Warrant Shares for which the Warrant would otherwise become exercisable on such Vesting Date, and the Warrant shall be deemed cancelled and void with respect to such Warrant Shares.

Notwithstanding the foregoing, if prior to January 1, 2021, (a) the Company consummates a Corporate Transaction, or has the registration statement for its Initial Public Offering declared effective by the United States Securities and Exchange Commission, and (b) as of the date of such consummation or effectiveness, as applicable (the “Transaction Date”), (i) the absence of any uncured material breach of the Provider Agreement by Northwell (as defined in the Provider

Agreement) of its obligations under the Provider Agreement, (ii) there are no then outstanding claims by Northwell against the Company and/or its affiliates, with the exception of any accounts receivable claims or contractual dispute claims in connection with or arising from the Provider Agreement and (iii) the Provider Agreement being in full force and effect as of such Transaction Date, then this Warrant shall immediately become fully vested and exercisable with respect to all Warrant Shares in respect of which this Warrant has not then been deemed cancelled or void pursuant to the preceding paragraph.

(c) Exercise Price. The purchase price for the Warrant Shares issuable pursuant to this Section 1 shall be $7.13489 per share, subject to adjustment as provided in Section 7 (the “Exercise Price”).

2. Exercise Period.

(a) Subject to the terms and conditions set forth herein, this Warrant shall be exercisable only during the term commencing on the date hereof and ending at 5:00 p.m., Eastern Standard Time, on January 1, 2023 (the “Exercise Period”); provided, however, that, unless exercised as set forth in Section 3 or 4, this Warrant shall no longer be exercisable as to any Warrant Shares and shall become null and void immediately upon the consummation of a Corporate Transaction or Initial Public Offering. In the event of a Corporate Transaction or an Initial Public Offering during the Exercise Period, the Company shall notify the Holder at least ten (10) days prior to the consummation of such Corporate Transaction or Initial Public Offering.

(b) For purposes of this Warrant:

(i) “Corporate Transaction” shall mean any transaction defined as a “Liquidation Event” in the Company’s Tenth Amended and Restated Certificate of Incorporation, as may be amended and/or restated from time to time; and

(ii) “Initial Public Offering” shall mean the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

3. Method of Exercise.

(a) Subject to the terms and conditions set forth herein, while this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part (except for a Net Exercise as set forth in Section 4), the Warrant by:

(i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Warrant Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificate.

(c) As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the which the Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such Warrant Shares called for on the face of this Warrant minus the number of Warrant Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

(d) The Company will pay all documentary stamp or other issuance taxes, if any, attributable to the issuance or delivery of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrants or Warrant certificates or Warrant Shares in a name other than that of the then Holder as reflected upon the books of the Company.

(e) Notwithstanding the provisions of Section 2 if the Holder has not exercised this Warrant prior to the closing of a Corporate Transaction or an Initial Public Offering, this Warrant shall automatically be exercised in full in the manner set forth in Section 4, without any further action on behalf of the Holder, immediately prior to such closing. Notwithstanding the foregoing, the Holder may, by written notice to the Company not more than six (6) days following the delivery of the notice to Holder by the Company pursuant to Section 2(a), elect not to have this Warrant automatically Net Exercised, in which case, this Warrant shall no longer be exercisable as to any Warrant Shares and shall become null and void immediately upon the consummation of a Corporate Transaction or Initial Public Offering.

4. Net Exercise.

(a) In lieu of exercising this Warrant for cash, the Holder, upon the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing) (a “Net Exercise”), may elect to receive a number of Warrant Shares computed using the following formula:

X =	Y (A – B)
A

Where

X =	The number of Warrant Shares to be issued to the Holder.

Y =	The number of Warrant Shares purchasable under this Warrant.

A =	The fair market value of one (1) Warrant Share (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculations).

If the Holder Net Exercises, then the Holder shall have the rights described in Sections 3(b) – 3(d).

(b) For purposes of this Section 4, the fair market value of a Warrant Share shall mean (i) in the event of a Corporate Transaction, the fair market value of the consideration per share received by holders of the same class as the Warrant Shares in connection with such Corporate Transaction, (ii) in the event of the Initial Public Offering, the product of (A) the per share offering price to the public of the Initial Public Offering, and (B) the number of shares of Common Stock into which each Warrant Share is convertible at the time of such exercise or, if the Warrant Shares are shares of Common Stock, one, and (iii) in the event of any other Net Exercise, (X) if the Warrant Shares are traded on a securities exchange, the average of the closing prices of the Warrant Shares on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the date of determination of the fair market value; (Y) if the Warrant Shares are actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the date of determination of the fair market value; or (Z) if there is no active public market for the Warrant Shares, the fair market value thereof, as mutually determined in good faith by the Board of Directors.

(c) Any Net Exercise effected in connection with a Corporate Transaction or Initial Public Offering pursuant to Section 3(e) shall be contingent upon and deemed to occur immediately prior to, the consummation of such Corporate Transaction or Initial Public Offering. For the avoidance of doubt and notwithstanding the foregoing in Section 4(a), the Holder shall not be required to deliver the Warrant or the Notice of Exercise in connection with any automatic Net Exercise pursuant to Section 3(e).

5. Covenants of the Company.

(a) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or a stock dividend) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b) Covenants as to Warrant Shares. The Company represents, covenants and agrees that (i) this Warrant is, and any warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued, and (ii) all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Company, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise

Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Series A9 Preferred Stock and Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Series A9 Preferred Stock and Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series A9 Preferred Stock and Common Stock to such number of shares as shall be sufficient for such purposes.

(c) No Impairment. Except and to the extent consented to by the Holder, the Company will not, by amendment of its Charter or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company , but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

6. Representations, Warranties and Additional Agreements of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a) Authorization. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Holder represents that it has full power and authority to enter into this Warrant.

(b) Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is made with the Holder in reliance upon the Holder’s representation to the Company that this Warrant, the Warrant Shares and any Common Stock issuable upon conversion of the Warrant Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c) Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d) Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(e) Accredited Investor. The Holder is “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as presently in effect (the “Act”).

(f) Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. The Holder represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(g) Bad Actor Representations and Covenants. The Holder hereby represents and warrants to the Company that the Holder has not been convicted of any of the felonies or misdemeanors or has been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D promulgated by the SEC. The Holder covenants to provide immediate written notice to the Company in the event the Holder is convicted of any felony or misdemeanor or becomes subject to any order, judgment, decree or other condition set forth in Rule 506(d) of Regulation D promulgated by the SEC, as may be amended from time to time. The Holder covenants to provide such information to the Company as the Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of Regulation D promulgated by the SEC, as may be amended from time to time.

7. Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Series A9 Preferred Stock, by split-up or otherwise, or combine its Preferred Stock, including the Series A9 Preferred Stock, or issue additional shares of its Preferred Stock or Common Stock as a dividend with respect to any shares of its Series A9 Preferred Stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Warrant Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and except as otherwise provided in this Warrant, the Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company. Nothing contained in this Warrant shall be determined as imposing any liabilities on the Holder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

10. Agreement to be Bound. The Holder agrees, as a condition to any exercise of this Warrant not made pursuant to Section 3(e) in connection with an Initial Public Offering, to be bound by and comply with the terms and conditions of the Company’s Eighth Amended and Restated Voting Agreement, dated as of March 23, 2018 and as amended from time to time, by and among the Company and the other parties thereto (the “Voting Agreement”), as an “Investor” thereunder with respect to any Warrant Shares issued in connection with the exercise of this Warrant, including without limitation, (a) all applicable restrictions, agreements and notice requirements pursuant to the Voting Agreement with respect to such Warrant Shares and (b) the voting and drag-along provisions contained in the Voting Agreement. Holder agrees and acknowledges that, in addition to, and not in limitation of, the foregoing restrictions, any Warrant Shares issued in connection with the exercise of this Warrant shall be subject to the restrictions in Article X of the Company’s Second Amended and Restated Bylaws. Additionally, as a condition to any exercise of this Warrant not made pursuant to Section 3(e) in connection with a Corporate Transaction, the Holder shall execute a counterpart signature page to the Company’s Eighth Amended and Restated Investors’ Rights Agreement among the Company and certain other parties thereto dated as of March 23, 2018 (as amended from time to time, the “Investors’ Rights Agreement”) and (ii) shall execute a counterpart signature page to the Company’s Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company and certain other parties thereto dated as of March 23, 2018 (as amended from time to time, the “ROFR Agreement”).

11. “Market Stand-Off Agreement.

(a) The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (the “Lock-Up Period”) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the registration statement for such offering (the “Restricted Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 11 (A) shall apply only to the Initial Public Offering, (B) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and (C) shall not apply to shares acquired by the Holder in the Initial Public Offering or in open market transactions on or after the effective date of the registration statement for the Initial Public Offering; provided that, in either case, no filing with the SEC on Form 4 or Form 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, is required. The underwriters in connection with the Initial Public Offering are intended third-party beneficiaries of this Section 11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Public Offering that are consistent with this Section 11 or that are necessary to give further effect thereto.

(b) The Holder agrees that a legend reading substantially as follows shall be placed on all stock certificates representing all shares or securities of the Company of the Holder:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

Notwithstanding the foregoing, the Company shall be obligated to reissue promptly unlegended certificates at the request of the Holder if the Company has completed its Initial Public Offering or in connection with a sale of Registrable Securities by the Holder pursuant to Rule 144 and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

12. Governing Law. This Warrant shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matter within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles thereof.

13. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

14. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

15. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the applicable address set forth on the signature page hereto.

16. Entire Agreement; Amendments and Waivers. This Warrant and the other documents expressly delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section 16 shall be binding upon each party to this Warrant.

17. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

18. Transfer of Warrant. Subject to compliance with applicable federal and state securities laws and any agreements between the Holder and the Company and subject to Section 11, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to a wholly-owned subsidiary of the Holder or an affiliate under common control with the Holder. Within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the Holder and the new holders such number of new warrants as appropriate.

19. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

MULBERRY HEALTH INC.

By:	/s/ Mario Schlosser
Name: Mario Schlosser
Title: Chief Executive Officer

Address

ACKNOWLEDGED AND AGREED:

TRUE NORTH HEALTH, INC.

By:	/s/ Richard T. Miller
Name: Richard T. Miller
Title: EVP & Chief Business Strategy Officer

Address:

True North Health, Inc. c/o

Northwell Health, Inc.

2000 Marcus Avenue

New Hyde Park, NY 10042

Attention: Richard T. Miller

Email: ####

Fax:

With a copy to (which shall not constitute notice):

True North Health, Inc. c/o

Northwell Health, Inc.

2000 Marcus Avenue

New Hyde Park, NY 10042

Attention: Laurence Kraemer, Chief Legal Officer and General Counsel

Email: ####

SIGNATURE PAGE TO WARRANT

NOTICE OF EXERCISE

MULBERRY HEALTH INC.

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

☐	shares of the Company’s Series A9 Preferred Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Warrant Shares in full, together with all applicable transfer taxes, if any.

☐	Net Exercise the attached Warrant with respect to _____________ shares of the Company’s Series A9 Preferred Stock.

The undersigned hereby represents and warrants that the representations and warranties in Section 6 of the Warrant are true and correct as of the date hereof.

TRUE NORTH HEALTH, INC.

Date:		By:

Address:

Name in which shares should be registered:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.